Aftersoft Group Chief Operating Officer and an Other
Seasoned Business Professional Added to Its Board of Directors

NEW YORK and LONDON - July 17, 2007 - AfterSoft Group Inc., (“Aftersoft”) (OTC Bulletin Board: ASFG) today announced that it has added Simon Chadwick, the Company’s chief operating officer, and Frederick G. Wasserman, a skilled business executive with 30 years experience, to its Board of Directors. These additions raise the number of members of the Company’s Board of Directors to five, inclusive of three independent members.

Mr. Wasserman who currently serves as a financial and management consultant, brings to Aftersoft’s board significant experience in managing small and micro-cap companies. Prior to his current employment, he served as chief operating and chief financial officer of Mitchell & Ness Nostalgia Company, a manufacturer of licensed sportswear; president and chief financial officer of Goebel of North America, a subsidiary of the manufacturer of M.I. Hummel products, W. Goebel Porzellanfabrik Company; (interim) president and chief financial officer of Papel Giftware; chief operating officer of Chelsea Marketing and Sales; and senior vice president of finance and administration for The Score Board, Inc. He also spent 13 years at public accounting firms, most notably Coopers & Lybrand and Eisner & Company.

Mr. Wasserman is also a member of the Boards of Directors several other companies, where he is a member of their audit committees and serves as chairman of the audit committee for one of the companies; he will also serve as chairman of Aftersoft’s audit committee. He received a Bachelor of Science degree in economics from the University of Pennsylvania’s Wharton School, and has been a certified public accountant.

Mr. Chadwick, Aftersoft’s chief operating officer, previously served as the chief technical officer of Broaden Software, Inc., a software company aggregator, for which he structured several acquisitions and provided business and technology appraisals and negotiations in the United Kingdon, New Zealand and South Africa. Prior to this, Mr. Chadwick served as the chief executive officer of BrainBox Consulting Ltd., a technology consulting company, and chief technology officer of Corspan Inc., a private equity funded company focused on e-business initiatives, including the acquisition of leading-edge knowledge, content, and management systems. He received his Bachelor of Science degree in chemistry and computer science from the University of Hull (Hull, England).

Commenting on the Board appointments, Ian Warwick, Aftersoft’s president and CEO, said, “Simon’s contribution to Aftersoft’s reorganization has been considerable, which forwarded his recent appointment as chief operating officer. As a member of the company’s Board of Directors, his focus on detail and understanding of the company’s products, markets and competitive positioning will be instrumental in directing the company’s strategic development.” Mr. Warwick continued, “Rick Wasserman’s well rounded background further strengthens the Board’s intellectual resources. He is experienced in finance, sales and marketing and is skilled at working with small companies in their growth development phase. We look forward to his contribution to Aftersoft.”

About Aftersoft Group Inc.

Aftersoft Group, Inc. is a supplier of ERP supply chain management solutions to automotive parts manufacturers, distributors, and retailers. Aftersoft provides the automotive aftermarket with a combination of business management systems, information products, and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. For further information, visit www.aftersoftgroup.com

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the company's business including, increased competition; the ability of the company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed time to time in filings with the Securities and Exchange Commission (SEC).